Exhibit 10.5

AMENDED AND RESTATED
SIDE LETTER AGREEMENT – PROGRAM AFFILIATION
AMENDED AND RESTATED SIDE LETTER AGREEMENT (this “Amended Side Letter Agreement”) dated as of February 26, 2018 (“Effective Date”) by among Marriott International, Inc., Marriott Worldwide Corporation and Marriott Rewards, LLC (together with their respective affiliates, “Marriott”), and Marriott Vacations Worldwide Corporation and Marriott Ownership Resorts, Inc. (together with their respective affiliates, “MVW”).
RECITALS
WHEREAS, Marriott and MVW are parties to that certain Side Letter Agreement – Program Affiliation dated September 21, 2016 (“Side Letter Agreement”);
WHEREAS, Marriott and MVW are parties to (i) that certain License, Services, and Development Agreement for Marriott Projects, dated November 17, 2011 (as amended, the “MVW Marriott License Agreement”), (ii) that certain License, Services and Development Agreement for Ritz-Carlton Projects, dated November 17, 2011 (as amended, the “MVW Ritz-Carlton License Agreement”) (collectively, the MVW Marriott License Agreement and the MVW Ritz-Carlton License Agreement are referred to as the “MVW License Agreement”), (iii) that certain Marriott Rewards Affiliation Agreement, dated November 17, 2011 (as amended, the “Marriott Rewards Agreement”), (iv) that certain Noncompetition Agreement, dated November 21, 2011 (as amended, the “Noncompetition Agreement”); and (v) certain other related agreements (collectively, as amended, the “Marriott-MVW Agreements”); and

WHEREAS, in connection with amendments that Marriott and MVW are making to the Marriott-MVW Agreements contemporaneously herewith, Marriott and MVW have agreed to terminate the Noncompetition Agreement and wish to amend and restate the Side Letter Agreement as forth herein with effect from and after the Effective Date.
NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereof, intending to be legally bound hereby, and notwithstanding anything in the Marriott-MVW Agreements to the contrary, the parties agree as follows:
AGREEMENT

ARTICLE I.
DEFINITIONS

Section 1.01    Certain Definitions. For purposes of this Amended Side Letter Agreement, the following terms have the meanings specified in this Section 1.01; terms not otherwise defined have the meanings specified in the Side Letter Agreement or Marriott-MVW Agreements, as applicable:

“Combined Loyalty Program” means the lodging loyalty program to be created by Marriott by combining the Marriott Rewards program, the Ritz-Carlton Rewards program and the Starwood Preferred Guest program.
“ILG” means Interval Leisure Group, Inc.
“Licensed Destination Club Products” has the meaning set forth in the MVW License Agreement.
“Loyalty Program Points” means points issued under the Marriott Rewards program, Starwood Preferred Guest program or Combined Loyalty Program.
“Marriott Brands” means AC Hotels by Marriott, African Pride Hotels, Autograph Collection, Bulgari Hotels & Resorts, Conference Center by Marriott, Courtyard by Marriott, Delta Hotels & Resorts, EDITION, Fairfield Inn by Marriott, Fairfield Inn & Suites by Marriott, Gaylord Hotels, Grand Residences by Marriott, JW Marriott, JW Marriott Marquis, Marriott Executive Apartments, Marriott Hotels & Resorts, Marriott Marquis, Marriott Vacation Club, Moxy Hotels, Protea Hotel Fire & Ice!, Protea Hotels, Renaissance, Renaissance ClubSport, Residence Inn by Marriott, The Ritz‑Carlton, The Ritz‑Carlton Destination Club, The Ritz‑Carlton Reserve, SpringHill Suites by Marriott, and TownePlace Suites by Marriott.
“Marriott Properties” means lodging and other facilities available to customers that are owned, operated, managed, marketed, developed, franchised or licensed under the Marriott Brands.
“Marriott Rewards-Sourced SPG Members” has the meaning set forth in the Side Letter Agreement as it existed on September 21, 2016.
“MVW Owners” means persons who are “Members” under the MVW License Agreement, but excluding Members who have such status solely because they are an owner of a Residential Unit (as that term is defined in the MVW License Agreement).
“MVW Redemption Restriction” means the policy implemented by Marriott under which Loyalty Program Points earned by MVW Owners through Vacation Ownership Activity, both prior to and after the date of this Amended Side Letter Agreement, cannot be utilized or otherwise redeemed at Starwood Properties.
“SPG-Sourced Marriott Rewards Members” has the meaning set forth in the Side Letter Agreement as it existed on September 21, 2016.
“Starwood Brands” means Aloft, Design Hotels (but only such Design Hotels that participate in the Starwood Preferred Guest program), Element, Four Points, Le Méridien, Sheraton, St. Regis, The Luxury Collection, Tribute Portfolio, W Hotels and Westin.
“Starwood Properties” means lodging and other facilities available to customers that are owned, operated, managed, marketed, developed, franchised or licensed under the Starwood Brands.

“Vacation Ownership Activity” means the occurrence of certain events, both prior to and after the date of this Amended Side Letter Agreement, that permit MVW Owners and Vistana Owners to obtain points under the Marriott Rewards program, the Starwood Preferred Guest program, or the Combined Loyalty Program, as applicable, relating to their status as MVW Owners or Vistana Owners, including without limitation first-day benefits for purchasing a timeshare or fractional interest or membership, exchanges of vacation ownership usage, referrals, vacation ownership promotions, and resolution of customer service issues, but excluding activities of MVW Owners and Vistana Owners that, if undertaken by non-MVW Owners and non-Vistana Owners, would entitle them to obtain points under the Marriott Rewards program, the Starwood Preferred Guest program, or the Combined Loyalty Program, as applicable, such as paid stays at Marriott Properties or Starwood Properties or use of Marriott Rewards, Starwood Preferred Guest, or Combined Loyalty Program branded credit cards.
“Vistana” means Vistana Signature Experiences, Inc.
“Vistana License Agreement” means that certain License, Services and Development Agreement among Vistana, Starwood and ILG dated as of May 11, 2016.
“Vistana Owners” means persons who are “Owners” as that term is used in the Vistana License Agreement.
“Vistana Redemption Restriction” means the policy implemented by Marriott under which Loyalty Program Points earned by Vistana Owners through Vacation Ownership Activity, both prior to and after the date of this Amended Side Letter Agreement, cannot be utilized or otherwise redeemed at Marriott Properties.
ARTICLE II.
[INTENTIONALLY DELETED]
Section 2.01    [INTENTIONALLY DELETED].
ARTICLE III.
PROGRAM MODIFICATIONS
Section 3.01    [INTENTIONALLY DELETED].
Section 3.02    Redemption Restrictions. (a) Until the Vistana Redemption Restriction and the MVW Redemption Restriction have been eliminated in accordance with Section 3.02(c), (i) Marriott will maintain and enforce the MVW Redemption Restriction and the Vistana Redemption Restriction, and (ii) Marriott will maintain all necessary modifications to its IT systems to implement the enforcement of the MVW Redemption Restriction and the Vistana Redemption Restriction.
(b)    (i) MVW and Marriott will each use commercially reasonable efforts to ensure that they accurately describe the MVW Redemption Restriction to their respective customers, potential customers, members and potential members; (ii) Marriott will use commercially reasonable efforts to ensure that it accurately describes the Vistana Redemption

Restriction to its customers, potential customers, members and potential members; and (iii) Marriott will use commercially reasonable efforts to cause ILG to accurately describe the Vistana Redemption Restriction to its Vistana customers, potential customers, members and potential members.
(c)    Marriott will eliminate both the Vistana Redemption Restriction and the MVW Redemption Restriction upon the earlier of (i) September 23, 2019 or (ii) such date as both MVW and ILG may mutually agree.
Section 3.03    [INTENTIONALLY DELETED].
Section 3.04    [INTENTIONALLY DELETED]
Section 3.05    [INTENTIONALLY DELETED].
Section 3.06    [INTENTIONALLY DELETED].
Section 3.07    [INTENTIONALLY DELETED.
Section 3.08    [INTENTIONALLY DELETED].
ARTICLE IV.
[INTENTIONALLY DELETED]
Section 4.01    [INTENTIONALLY DELETED].
Section 4.02    [INTENTIONALLY DELETED].
Section 4.03     [INTENTIONALLY DELETED].

ARTICLE V.
FULL FORCE AND EFFECT /GENERAL PROVISIONS
Section 5.01    Effectiveness of this Agreement. This Amended Side Letter Agreement shall become effective upon the Effective Date with no further action required by the parties hereto. Except to the extent specifically incorporated by reference herein, provisions of the Side Letter Agreement shall have no force or effect from and after the Effective Date.
Section 5.02    Full Force and Effect. Except to the extent specifically amended, modified or supplemented by this Amended Side Letter Agreement and the other agreements and amendments entered into contemporaneously herewith, each of the Marriott-MVW Agreements remains unchanged and in full force and effect, and for the avoidance of doubt, this Amended Side Letter Agreement will be considered to be supplemental to the Marriott-MVW Agreements. From and after the effectiveness of this Amended Side Letter Agreement pursuant to Section 5.01, each reference in the Marriott-MVW Agreements to “this Agreement,” “hereof”,

“hereunder” or words of similar import, will be deemed to mean the Marriott-MVW Agreements, as so amended, modified or supplemented by this Amended Side Letter Agreement.
Section 5.03    General Provisions. Sections 22.1 (Governing Law; Venue), 22.2 (Injunctive Relief), 22.3 (Costs of Enforcement), 22.4 (Arbitration), 22.5 (Expert Resolution), 22.6 (Waiver of Jury Trial and Punitive Damages), 23.1 (Notices), 24.1 (Construction and Severability), 24.2 (Approvals, Consents and Waivers), 24.3 (Entire Agreement), 24.4 (Amendments) and 26.2 (Multiple Counterparts) of the MVW Marriott License Agreement are incorporated herein by reference and form a part of this Amended Side Letter Agreement as if set forth herein, mutatis mutandis.
Section 5.04    Evidence of Compliance; Reporting. Each of Marriott and MVW will, upon request by the other party, provide (i) reasonable evidence of compliance with the provisions of this Amended Side Letter Agreement (which may include reasonable sampling procedures), on such a periodic basis as the parties reasonably agree and (ii) additional reasonable information and supporting documentation concerning the calculation of fees, costs, expenses, or other payments due under this Amended Side Letter Agreement. In furtherance of the foregoing, Marriott will provide MVW such additional reporting and information as described in the Services Manual to the Marriott Rewards Agreement.
Section 5.05    Further Assurances. Exhibit C to the Side Letter Agreement is hereby amended and restated as of the Effective Date as set forth in Exhibit C to this Amended Side Letter Agreement. In the event that certain events described in Exhibit C occur after the Effective Date, each of MVW and Marriott agree to amend the MVW Marriott License Agreement and take such other actions as are detailed in Exhibit C.
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IN WITNESS WHEREOF, the parties have caused this Amended Side Letter Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

MARRIOTT VACATIONS WORLDWIDE CORPORATION By: /s/ Stephen P. Weisz	MARRIOTT OWNERSHIP RESORTS, INC. By: /s/ Stephen P. Weisz
Name: Stephen P. Weisz Title: President and Chief Executive Officer	Name: Stephen P. Weisz Title: President

MARRIOTT INTERNATIONAL, INC. By: /s/ Timothy Grisius	MARRIOTT REWARDS, LLC. By: /s/ Timothy Grisius
Name: Timothy Grisius Title: Global Real Estate Officer	Name: Timothy Grisius Title: Authorized Signatory

MARRIOTT WORLDWIDE CORPORATION By: /s/ Timothy Grisius
Name: Timothy Grisius Title: Authorized Signatory

[Signature Page to Marriott-MVW Side Letter Agreement]

EXHIBIT C
[***confidential treatment has been requested***]

Ex. C-1